Mantyla McReynolds LLC [letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation  in this Registration Statement on Form S-1, for the registration of 3,846,154 shares of common stock, of our report dated April 4, 2008, on our audit of the financial statements of Reflect Scientific, Inc. as of December 31, 2007.  We also consent to the reference to our firm under the caption ”Interest of Named Experts and Counsel."

/s/Mantyla, McReynolds LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

May 27, 2008